Exhibit 99.1

Capital Group Holdings, Inc. Announces FINRA Approval of Name and Symbol Change

SCOTTSDALE, AZ, November 4, 2010 –Capital Group Holdings, Inc., (OTC:CGHC) (the “Company”) announced that effective November 1, 2010 the Company’s common stock is quoted on the OTC Markets under the symbol CGHC.  The Company’s common stock ceased trading under its former name (Oasis Online Technologies Corp) and stock symbol following the close of market on Friday October 29, 2010.

About Capital Group Holdings, Inc.:

Capital Group Holdings, Inc. is a rapidly growing Company with operations in the Health & Wellness sector. The Company is an acquirer of fundamentally-sound companies with products or services that are accepted in the market, scalable and demonstrate a quantifiable value proposition. Our focus is Health and Wellness products and companies that have a strong market presence, brand awareness and talented and dedicated management teams with the potential to achieve exceptional performance over time. Capital Group Holdings lends its operational support, managerial style and financial resources to these companies to achieve improvements in top and bottom-line growth and positioning in the marketplace. Additional information can be found on the Company website at www.capitalgroupholdings.com .

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future.  Such forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from such forward-looking statements. Capital Group Holdings, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Company Contact:

John H. Venette, CFO
480-998-2100